EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2013, relating to the consolidated financial statements of PacifiCorp and subsidiaries appearing in the Annual Report on Form 10-K of PacifiCorp for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Portland, Oregon
November 12, 2013